News Release

Cenveo Announces Fourth Quarter and
Full Year 2014 Results

Net Sales of $498.9 million, up 3.8% from Q3 2014
Q4 Cash Flow from Continuing Operations of $31.2 million
Substantially completed NEC integration
Recent upsizing and amendment of ABL facility

STAMFORD, CT – (February 11, 2015) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and twelve months ended December 27, 2014.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"Our fourth quarter results were in line with our prior guidance as we substantially completed the integration of the National Envelope assets. We expect to see the benefits of the integration through improved operational performance across our envelope platform in 2015. As previously discussed, we believe we experienced approximately $20 million of disruption-related costs and lost profits during 2014 to complete the integration. Despite this disruption, we were able to generate over $31.2 million in cash flow from continuing operations during the fourth quarter and $51.2 million over the past six months. We were also encouraged by strong performances by our print and custom label businesses during the quarter, with both businesses showing organic growth of approximately 5% and 2%, respectively, compared to the same period last year. Additionally, our direct mail business remains strong as mailers continue to utilize our national footprint.”

The Company generated net sales of $498.9 million for the three months ended December 27, 2014, compared to $509.9 million for the same period last year, a decline of 2.1%. The decline in net sales for the fourth quarter is attributable to the consolidation of several envelope facilities during 2014 in connection with the accelerated integration of the National Envelope assets into our operations. The Company generated net sales of $1.9 billion for the year ended December 27, 2014, compared to $1.8 billion for the same period last year, an increase of 9.6%. The increase in net sales for the full year is primarily due to sales generated from the integration of the National Envelope assets into our envelope operations, as National Envelope was only included in our 2013 results beginning on September 16, 2013, the date of acquisition, as well as our ability to pass along paper price increases to certain customers in our envelope operations.

Operating income was $11.0 million for the three months ended December 27, 2014, compared to an operating loss of $15.7 million for the same period last year. Operating income was $43.8 million for the year ended December 27, 2014, compared to $29.4 million for the same period last year. Results in both the fourth quarter of 2013 and the year ended 2013 were impacted by the $33.4 million impairment charge related to the retirement of certain trade names. Additionally, operating income in 2014 was impacted by expenses associated with the closure and consolidation of several envelope plants related to the integration of the National Envelope assets, and the impact of the higher cost structure of National Envelope. Non-GAAP operating income was $21.4 million for the three months ended December 27, 2014, compared to $31.6 million for the same period last year, and $88.6 million for the year ended December 27, 2014, compared to $101.1 million for the same period last year. A reconciliation of operating income (loss) to non-GAAP operating income is presented in the attached tables.

For the three months ended December 27, 2014, the Company had a loss from continuing operations of $19.4 million, or $0.29 per diluted share, compared to a loss of $59.5 million, or $0.90 per diluted share, for the same period last year. For the year ended December 27, 2014, the Company had a loss from continuing operations of $86.3 million, or $1.29 per diluted share, compared to a loss of $85.5 million, or $1.32 per diluted share, for the same period last year. Non-GAAP loss from continuing operations was $5.2 million, or $0.08 per diluted share, for the three months ended December 27, 2014, as compared to non-GAAP income from continuing operations of $9.3 million, or $0.11 per diluted share, for the same period last year. For the year ended December 27, 2014, non-GAAP loss from continuing operations was $12.8 million, or $0.19 per diluted share, compared to $6.2 million, or $0.10 per diluted share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP (loss) income from continuing operations is presented in the attached tables.

Adjusted EBITDA for the three months ended December 27, 2014, was $36.6 million, compared to Adjusted EBITDA of $52.1 million for the same period last year. For the twelve months ended December 27, 2014, Adjusted EBITDA was $159.6 million, compared to $167.2 million for the same period last year. These Adjusted EBITDA results do not include the approximately $20 million of disruption-related costs and lost profits referenced previously, and include a one-time benefit from a litigation settlement. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Cash flow provided by operating activities of continuing operations for the three months ended December 27, 2014, was $31.2 million, compared to $11.6 million for the same period last year. Cash flow provided by operating activities of continuing operations for the twelve months ended December 27, 2014, was $25.8 million, compared to $22.3 million for the same period last year. The increase was primarily due to a source of cash from working capital, primarily due to a decline in inventories due to inventory management initiatives.

Robert G. Burton, Sr., Chairman and Chief Executive Officer concluded:
"As we turn our focus to 2015, we are looking to build upon the momentum created by actions taken over the past year by improving margins, driving stronger cash flow and paying down our higher cost debt. We have recently amended our ABL Facility to provide us additional liquidity and flexibility. These changes included increasing the borrowing capacity by $10 million to $240 million, and providing us additional flexibility to address our highest interest rate debt instruments. The amendment also removed any limitations on asset sales as we continue to evaluate our options in regards to our strategic review of non-core assets. Finally, as part of the amendment, we gained the ability to enact a share repurchase program, allowing us to repurchase our shares subject to statutory compliance and market conditions. We have high expectations for 2015, and believe that all the hard work and efforts put forth in 2014 will serve as a springboard for improved results in 2015. I look forward to discussing our 2015 financial guidance, which includes meaningful increases in cash flow from operations and Adjusted EBITDA, along with some strategic initiatives, on our conference call tomorrow."

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, February 12, 2015 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (unaudited)

	For The Three Months Ended		For The Years Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Net sales	$498,935	$509,873	$1,949,040	$1,777,808
Cost of sales	428,778	429,539	1,653,513	1,485,931
Selling, general and administrative expenses	53,119	57,302	217,530	206,085
Amortization of intangible assets	2,427	2,489	11,781	9,962
Restructuring and other charges	3,602	2,857	22,458	13,100
Impairment of intangible assets	—	33,367	—	33,367
Operating income (loss)	11,009	(15,681)	43,758	29,363
Gain on bargain purchase	—	—	—	(17,262)
Interest expense, net	26,208	27,256	106,798	112,677
(Gain) loss on early extinguishment of debt, net	(329)	1,884	27,449	11,324
Other expense (income), net	306	(4,202)	(7,004)	(5,602)
Loss from continuing operations before income taxes	(15,176)	(40,619)	(83,485)	(71,774)
Income tax expense	4,261	18,849	2,834	13,753
Loss from continuing operations	(19,437)	(59,468)	(86,319)	(85,527)
Income from discontinued operations, net of taxes	938	1,791	2,456	16,741
Net loss	(18,499)	(57,677)	(83,863)	(68,786)
Other comprehensive (loss) income:
Changes in pension and other employee benefit accounts, net of taxes	(58,016)	31,430	(56,576)	31,430
Currency translation adjustment	(987)	(1,390)	(1,321)	(4,529)
Comprehensive loss	$(77,502)	$(27,637)	$(141,760)	$(41,885)

(Loss) income per share – basic:
Continuing operations	$(0.29)	$(0.90)	$(1.29)	$(1.32)
Discontinued operations	0.02	0.03	0.04	0.25
Net loss	$(0.27)	$(0.87)	$(1.25)	$(1.07)

(Loss) income per share – diluted:
Continuing operations	$(0.29)	$(0.90)	$(1.29)	$(1.32)
Discontinued operations	0.02	0.03	0.04	0.25
Net loss	$(0.27)	$(0.87)	$(1.25)	$(1.07)

Weighted average shares outstanding:
Basic	67,680	66,209	66,952	64,576
Diluted	67,680	66,209	66,952	64,576

CENVEO, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	For The Years Ended
	2014	2013
Cash flows from operating activities:
Net loss	$(83,863)	$(68,786)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of discontinued operations, net of taxes	(2,519)	(14,933)
Loss (income) from discontinued operations, net of taxes	63	(1,808)
Depreciation	52,207	50,534
Amortization of intangible assets	11,781	9,962
Non-cash interest expense, net	9,772	10,289
Deferred income taxes	1,165	(28,672)
Non-cash taxes	—	40,562
Gain on bargain purchase	—	(17,262)
Loss (gain) on sale of assets	127	(120)
Non-cash restructuring and other charges, net	4,946	2,622
Impairment of intangible assets	—	33,367
Loss on early extinguishment of debt, net	27,449	11,324
Provisions for bad debts	2,174	4,392
Provisions for inventory obsolescence	10,879	6,523
Stock-based compensation provision	2,420	3,739
Gain on insurance claim	—	(2,670)
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	(3,088)	(31,686)
Inventories	13,369	(40,622)
Accounts payable and accrued compensation and related liabilities	(5,652)	69,848
Other working capital changes	4,148	4,047
Other, net	(19,571)	(18,335)
Net cash provided by operating activities of continuing operations	25,807	22,315
Net cash (used in) provided by operating activities of discontinued operations	(1,892)	5,878
Net cash provided by operating activities	23,915	28,193
Cash flows from investing activities:
Cost of business acquisitions, net of cash acquired	—	(33,166)
Capital expenditures	(37,231)	(29,235)
Purchase of investment	(2,000)	(1,650)
Proceeds from insurance claim	—	3,036
Proceeds from sale of property, plant and equipment	3,767	8,304
Net cash used in investing activities of continuing operations	(35,464)	(52,711)
Net cash provided by investing activities of discontinued operations	2,196	45,214
Net cash used in investing activities	(33,268)	(7,497)
Cash flows from financing activities:
Proceeds from issuance of 6.000% senior secured priority notes due 2019	540,000	—
Proceeds from issuance of 8.500% junior secured priority notes due 2022	250,000	—
Repayment of 7.875% senior subordinated notes	—	(67,848)
Repayment of Term Loan B due 2016	—	(388,205)
Payment of financing related costs and expenses and debt issuance discounts	(37,994)	(15,570)
Proceeds from issuance of other long-term debt	—	20,000
Repayments of other long-term debt	(8,493)	(7,865)
Repayment of 11.5% senior notes due 2017	(2,680)	—
Repayment of 8.500% junior secured priority notes due 2022	(2,000)	—
Purchase and retirement of common stock upon vesting of RSUs	(562)	(660)
Repayment of Revolving Credit Facility, net	—	(18,000)
Proceeds from issuance of 15% Unsecured Term Loan due 2017	—	50,000
Repayment of 15% Unsecured Term Loan due 2017	(10,000)	(40,000)
Proceeds from exercise of stock options	20	98
Proceeds from issuance of Term Loan Facility due 2017	—	360,000
Repayment of Term Loan Facility due 2017	(329,100)	(30,900)
Repayment of 8.875% senior second lien notes	(400,000)	—
Borrowings under ABL Facility due 2017	520,100	699,200
Repayments under ABL Facility due 2017	(506,800)	(577,800)
Net cash provided by (used in) financing activities	12,491	(17,550)
Effect of exchange rate changes on cash and cash equivalents	126	73
Net increase in cash and cash equivalents	3,264	3,219
Cash and cash equivalents at beginning of period	11,329	8,110
Cash and cash equivalents at end of period	$14,593	$11,329

Cenveo, Inc. and Subsidiaries Consolidated Balance Sheets (in thousands) (unaudited)

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$14,593	$11,329
Accounts receivable, net	281,898	281,586
Inventories	137,010	161,565
Prepaid and other current assets	50,406	55,353
Assets of discontinued operations - current	8	132
Total current assets	483,915	509,965

Property, plant and equipment, net	282,408	304,907
Goodwill	185,849	186,436
Other intangible assets, net	157,704	168,749
Other assets, net	48,015	43,614
Assets of discontinued operations - long-term	—	33
Total assets	$1,157,891	$1,213,704

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$4,355	$9,174
Accounts payable	232,184	244,228
Accrued compensation and related liabilities	37,125	32,139
Other current liabilities	87,221	81,198
Liabilities of discontinued operations - current	70	2,013
Total current liabilities	360,955	368,752

Long-term debt	1,229,984	1,176,351
Other liabilities	199,627	165,581
Commitments and contingencies
Shareholders’ deficit:
Preferred stock, $0.01 par value; 25 shares authorized, no shares issued	—	—
Common stock, $0.01 par value; 100,000 shares authorized, 67,682 and 66,265 shares issued and outstanding as of the years ended 2014 and 2013, respectively	677	663
Paid-in capital	370,228	364,177
Retained deficit	(905,383)	(821,520)
Accumulated other comprehensive loss	(98,197)	(40,300)
Total shareholders’ deficit	(632,675)	(496,980)
Total liabilities and shareholders’ deficit	$1,157,891	$1,213,704

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (in thousands) (Unaudited)

	For The Three Months Ended		For The Years Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Operating income (loss)	$11,009	$(15,681)	$43,758	$29,363
Integration, acquisition and other charges	6,376	10,242	19,956	21,571
Stock-based compensation provision	449	860	2,420	3,739
Restructuring and other charges	3,602	2,857	22,458	13,100
Impairment of intangible assets	—	33,367	—	33,367
Non-GAAP operating income	$21,436	$31,645	$88,592	$101,140

Cenveo, Inc. and Subsidiaries
Reconciliation of (Loss) Income from Continuing Operations to Non-GAAP (Loss) Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	For The Three Months Ended		For The Years Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Loss from continuing operations	$(19,437)	$(59,468)	$(86,319)	$(85,527)
Integration, acquisition and other charges	6,376	10,242	19,956	21,571
Stock-based compensation provision	449	860	2,420	3,739
Restructuring and other charges	3,602	2,857	22,458	13,100
Impairment of intangible assets	—	33,367	—	33,367
Gain on bargain purchase	—	—	—	(17,262)
(Gain) loss on early extinguishment of debt, net	(329)	1,884	27,449	11,324
Income tax expense	4,131	18,550	1,231	13,439
Interest expense on 7% Notes, net of taxes	—	1,020	—	—
Non-GAAP (loss) income from continuing operations	$(5,208)	$9,312	$(12,805)	$(6,249)

(Loss) income per share – diluted:
Continuing operations	$(0.29)	$(0.67)	$(1.29)	$(1.32)
Integration, acquisition and other charges	0.09	0.12	0.30	0.33
Stock-based compensation provision	0.01	0.01	0.03	0.06
Restructuring and other charges	0.05	0.03	0.34	0.20
Impairment of intangible assets	—	0.38	—	0.52
Gain on bargain purchase	—	—	—	(0.27)
(Gain) loss on early extinguishment of debt, net	—	0.02	0.41	0.18
Income tax expense	0.06	0.21	0.02	0.20
Interest expense on 7% Notes, net of taxes	—	0.01	—	—
Non-GAAP (loss) income from continuing operations	$(0.08)	$0.11	$(0.19)	$(0.10)

Weighted average shares - diluted	67,680	88,320	66,952	64,576

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)

	For The Three Months Ended		For The Years Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net loss	$(18,499)	$(57,677)	$(83,863)	$(68,786)
Interest expense, net	26,208	27,256	106,798	112,677
Income tax expense	4,261	18,849	2,834	13,753
Depreciation	13,065	13,723	52,207	50,534
Amortization of intangible assets	2,427	2,489	11,781	9,962
Integration, acquisition and other charges	6,376	10,242	19,956	21,571
Stock-based compensation provision	449	860	2,420	3,739
Restructuring and other charges	3,602	2,857	22,458	13,100
Impairment of intangible assets	—	33,367	—	33,367
Gain on bargain purchase	—	—	—	(17,262)
(Gain) loss on early extinguishment of debt, net	(329)	1,884	27,449	11,324
Income from discontinued operations, net of taxes	(938)	(1,791)	(2,456)	(16,741)
Adjusted EBITDA, as defined	$36,622	$52,059	$159,584	$167,238

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"), we use certain non-GAAP financial measures, including organic revenue growth, Adjusted EBITDA, non-GAAP (loss) income from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Non-GAAP operating income is defined as operating income (loss) excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP (loss) income from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, gain on bargain purchase, restructuring and other charges, (gain) loss on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, (gain) loss on early extinguishment of debt, net, and income from discontinued operations, net of taxes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from the sale of plant, property and equipment. Organic revenue growth is defined as the growth in net sales, after adjusting for the estimated impact of acquisitions. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP (loss) income from continuing operations, operating income (loss) to non-GAAP operating income, and net loss to Adjusted EBITDA is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP (loss) income from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom boxes, custom labels, shrink sleeve labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.